December 1, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the statements made by Enova Systems, Inc., in Item 4 of Form 8-K dated November 21, 2003, as they pertain to our firm.

Very truly yours,


/s/ Moss Adams LLP
Santa Rosa, California